UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 2, 2012 (June 26, 2012)

Date of Report (date of earliest event reported)

TRANSCEPT PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1003 W. Cutting Blvd., Suite #110

Point Richmond, California 94804

(Address of principal executive offices)

(510) 215-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2012, Transcept Pharmaceuticals, Inc. (“Transcept”) entered into a Partial Lease Termination Agreement with Kashiwa Fudosan America, Inc. (“Kashiwa Fudosan”), pursuant to which Kashiwa Fudosan partially terminated, effective June 30, 2012, the lease to Transcept of certain office space located in South San Francisco, California (the “Released Space”) under the lease agreement by and between Kashiwa Fudosan and Transcept, dated as of May 15, 2007. Transcept’s lease of space, excluding the Released Space, pursuant to the underlying lease shall continue.

On June 26, 2012, Transcept entered into a Sublease Termination Agreement with BiPar Sciences, Inc. (“BiPar”), pursuant to which Transcept terminated, effective June 30, 2012, the sublease to BiPar of the Released Space under the sublease agreement by and between Transcept and BiPar, dated as of March 24, 2009.

The foregoing description of the Partial Lease Termination Agreement and the Sublease Termination Agreement is not complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are filed herewith as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following Exhibits are filed as part of this Current Report on Form 8-K.

(d)	Exhibits.

Exhibit Number	Description

10.1	Partial Lease Termination Agreement dated June 27, 2012, by and between Transcept Pharmaceuticals, Inc. and Kashiwa Fudosan America, Inc.

10.2	Sublease Termination Agreement dated June 26, 2012, by and between Transcept Pharmaceuticals, Inc. and BiPar Sciences, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCEPT PHARMACEUTICALS, INC.

Date: July 2, 2012

	By:	/s/ Thomas P. Soloway
Name: Thomas P. Soloway
Title: Executive Vice President, Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Partial Lease Termination Agreement dated June 27, 2012, by and between Transcept Pharmaceuticals, Inc. and Kashiwa Fudosan America, Inc.

10.2	Sublease Termination Agreement dated June 26, 2012, by and between Transcept Pharmaceuticals, Inc. and BiPar Sciences, Inc.